EXHIBIT 99.1

Virtu Financial Announces First Quarter 2015 Results

NEW YORK, NY, May 6, 2015 – Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, which priced its initial public offering on April 15, 2015, today reported results for the first quarter ended March 31, 2015.

First Quarter Financial Highlights*

•	GAAP Pre-tax income of $80.2 million, up 60.8%
•	Adjusted Net Trading Income** of $148.4 million, up 40.2%
•	Adjusted Net Income** of $87.9 million, up 57.3%
•	Adjusted EBITDA** of $106.4 million, up 50.2%
•	70.5% Adjusted EBITDA Margin**, up from 65.4%
•	Average Daily Adjusted Net Trading Income** of $2.433 million, up 40.2%

* All comparisons versus first quarter 2014.
** Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information on these measures.

"We benefited from our diversity and were able to realize $148.4 million in Adjusted Net Trading Income due to increased volumes and volatility across our business, with particularly strong performance in Global Commodities and Global Currencies,” said Douglas Cifu, Chief Executive Officer of Virtu Financial. “Given our fixed cost platform this activity translated into increased profitability and margins. Our Adjusted EBITDA margin was 70.5% for the first quarter."

GAAP Financial Results

Total revenues increased 27.8% to $221.5 million for this quarter, compared to $173.3 million for the same period in 2014.  Trading income, net, increased 29.5% to $213.9 million for this quarter, compared to $165.2 million for the same period in 2014.  GAAP Pre-tax income increased 60.8% to $80.2 million for this quarter, compared to $49.9 million for the same period in 2014.  GAAP net income on a non-comprehensive basis, which excludes the effect of changes in the U.S. dollar value of our non-U.S. subsidiaries, increased 58.4% to $77.4 million for this quarter, compared to $48.9 million for the same period in 2014. GAAP net income on a comprehensive basis increased 48.8% to $72.8 million for this quarter, compared to $48.9 million for the same period in 2014.

Business Overview

Adjusted Net Trading Income increased 40.2% to $148.4 million for this quarter, compared to $105.8 million for the same period in 2014. Adjusted Net Income increased 57.3% to $87.9 million for this quarter, compared to $55.8 million for the same period in 2014. Adjusted EBITDA increased 50.2% to $106.4 million for this quarter, compared to $70.8 million for the same period in 2014.

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and geographies, and as a result, for the quarter ended March 31, 2015, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 28.4% of our total Adjusted Net Trading Income. Daily Adjusted Net Trading Income was approximately $2.433 million for this quarter compared to $1.735 million for the same period in the previous year.

The increase in Adjusted Net Trading Income this quarter, in comparison to the same period in the previous year, was primarily driven by increased market volumes and volatility in the Global Commodities and Global Currencies instruments which we make markets in, as well as strong performance from EMEA Equities, Americas Equities, and improved performance from APAC Equities trading relative to the market benchmark volumes.

Adjusted Net Trading Income
Our total Adjusted Net Trading Income is the primary metric used by management in evaluating performance, making strategic decisions and allocating resources, and the primary factor influencing Adjusted Net Trading Income is volume levels. Adjusted Net Trading Income provides an indicator of the performance of our market making activities that is not affected by revenues or expenses that are not directly associated with such activities. Rather than analyzing these components of our operating results individually, we generally view them on an aggregate basis in the context of Adjusted Net Trading Income.

The following table shows our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the quarters ended March 31, 2015 and 2014.

	Three Months Ended March 31,
Adjusted Net Trading Income By Asset Class:	2015	% of Total	2014	% of Total	% Change

Asset Class	(in thousands, except percentages)
Americas Equities	$29,132	19.6%	$25,304	23.9%	15.1%
EMEA Equities	17,399	11.7%	15,220	14.4%	14.3%
APAC Equities	10,923	7.4%	6,125	5.8%	78.3%
Global Commodities	34,654	23.4%	30,013	28.4%	15.5%
Global Currencies	42,167	28.4%	20,730	19.6%	103.4%
Options, Fixed Income and Other	9,198	6.2%	10,031	9.5%	-8.3%
Unallocated[1]	4,935	3.3%	(1,602)	-1.6%	NM
Total Adjusted Net Trading Income	$148,408	100.0%	$105,821	100.0%	40.2%

	Three Months Ended March 31,
Average Daily Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
Category	(in thousands, except percentages)
Americas Equities	$478	19.6%	$415	23.9%	15.1%
EMEA Equities	285	11.7%	250	14.4%	14.3%
APAC Equities	179	7.4%	100	5.8%	78.3%
Global Commodities	568	23.4%	492	28.4%	15.5%
Global Currencies	691	28.4%	340	19.6%	103.4%
Options, Fixed Income and Other	151	6.2%	164	9.5%	-8.3%
Unallocated[1]	81	3.3%	(26)	-1.6%	NM
Total Adjusted Net Trading Income	$2,433	100.0%	$1,735	100.0%	40.2%

	Three Months Ended March 31,
Selected Market Metrics:	2015		2014		% Change
US Equities Average Daily Volume, in millions[2]	6,916		6,944		-0.4%
EU Equities Average Daily Volume, in millions[2]	6,581		6,241		5.4%
TSE Equities Average Daily Volume, in millions[3]	2,707		2,835		-4.5%
CME Average Daily Energy Contracts[4]	2,140,644		1,628,834		31.4%
CME Average Daily FX Contracts[4]	951,064		802,089		18.6%
OCC Average Daily Volume, in millions[5]	16.3		17.9		-8.8%
VIX (Average)[6]	16.57		14.81		11.9%
VIX (High)[6]	22.39		21.44		4.4%
VIX (Low)[6]	13.02		12.14		7.2%
Trading Days (US)[7]	61		61

Sources:
[1]
Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ.  Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

[2]	BATS
[3]	Tokyo Stock Exchange
[4]	Chicago Mercantile Exchange Group
[5]	Options Clearing Corporation
[6]	Chicago Board Options Exchange
[7]	Based on NYSE/NASDAQ trading calendar

Initial Public Offering

On April 21, 2015, we closed the initial public offering of 19,012,112 shares of Class A common stock and the total gross proceeds of the offering were approximately $361.2 million.  Of the proceeds, we used approximately $25.2 million to pay underwriting discounts and commissions, and we used approximately $277.2 million to purchase shares of our Class A common stock and common units in Virtu Financial LLC (and paired shares of our Class C common stock) from certain pre-IPO equityholders, including affiliates of Silver Lake Partners, and certain employees.  We have contributed the remaining $58.8 million of net proceeds to Virtu Financial LLC, the operating company, which will be used for working capital and general corporate purposes.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•	"Adjusted Net Trading Income", which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.
•	"Adjusted Net Income", which measures our operating performance by adjusting net income to exclude amortization of purchased intangibles and acquired capitalized software, severance, termination of office leases, equipment write-off, acquisition related retention bonus, stock-based compensation and stock-based compensation vested upon the IPO expense.
•	"EBITDA", which measures our operating performance by adjusting net income to exclude financing interest expense on senior secured credit facility, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, equipment write-off and income tax expense, and "Adjusted EBITDA", which measures our operating performance by further adjusting EBITDA to exclude severance, termination of office leases, acquisition related retention bonus, stock-based compensation and stock-based compensation vested upon IPO expense.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, Adjusted Net Income, EBITDA and Adjusted EBITDA or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA provide useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted Net Income or Adjusted EBITDA differently, and as a result our measures of Adjusted Net Trading Income, Adjusted Net Income and Adjusted EBITDA may not be directly comparable to those of other companies. Although we use Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Non-GAAP Financial Measures and Other Items (Continued)

Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Adjusted Net Income and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA are not intended as alternatives to net income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, Adjusted Net Income, EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include operating income (loss), net income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Pro Forma Financial Information

We believe that the historical results of operations and financial condition prior to April 15, 2015, the date of the reorganization transactions and the IPO, are not comparable to the results of operations and financial condition for subsequent periods. As such, we have presented select pro forma financial information in certain ensuing tables to provide a more meaningful basis for comparison of future financial results.

The unaudited pro forma condensed consolidated statement of income for the quarter ended March 31, 2015 gives effect to the reorganization transactions described in the prospectus filed with the SEC on April 16, 2015, as if each had occurred on January 1, 2015.

The unaudited pro forma financial data is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the reorganization transactions and the IPO been consummated on the dates indicated and do not purport to be indicative of results of operations as of any future date or for any future period.

Virtu Financial, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
	2015 Pro Forma	2015 Actual	2014

	(in thousands, except share and per share data)
Revenues:
Trading income, net	$213,930	$213,930	$165,163
Interest and dividends income	5,182	5,182	5,555
Technology services	2,416	2,416	2,577
Total revenues	221,528	221,528	173,295

Expenses:
Brokerage, exchange and clearance fees, net	61,138	61,138	54,434
Communication and data processing	17,943	17,943	15,807
Employee compensation and payroll taxes	31,667	26,900	21,613
Interest and dividends expense	9,566	9,566	10,463
Operations and administrative	5,762	5,762	5,771
Depreciation and amortization	8,195	8,195	6,482
Amortization of purchased intangibles and
acquired capitalized software	53	53	53
Acquisition related retention bonus	-	-	1,266
Termination of office leases	2,729	2,729	-
Equipment write-off	1,468	1,468	-
Financing interest expense on senior secured credit facility	6,974	7,602	7,551
Total operating expenses	145,495	141,356	123,440

Income before income taxes	76,033	80,172	49,855
Provision for income taxes	9,416	2,728	966
Net income	$66,617	$77,444	$48,889

Net income attributable to non-controlling interest	(55,141)	-	-

Net income attributable to Virtu Financial, Inc.	$11,476	$-	$-

Other comprehensive income, net of taxes:
Foreign exchange translation adjustment	(1,148)	(4,633)	48

Comprehensive net income	$10,328	$72,811	$48,937

Virtu Financial, Inc. and Subsidiaries
Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted Net Trading Income, and selected Operating Margins.

	Three Months Ended March 31,
	2015 Pro Forma	2015 Actual	2014

	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$213,930	$213,930	$165,163
Interest and dividends income	5,182	5,182	5,555
Brokerage, exchange and clearance fees, net	(61,138)	(61,138)	(54,434)
Interest and dividends expense	(9,566)	(9,566)	(10,463)
Adjusted Net Trading Income	$148,408	$148,408	$105,821

Reconciliation of Net Income to Adjusted Net Income
Net Income	$66,617	$77,444	$48,889
Amortization of purchased intangibles and acquired capitalized software	53	53	53
Severance	303	303	365
Termination of office leases	2,729	2,729	-
Equipment write-off	1,468	1,468	-
Acquisition related retention bonus	-	-	1,266
Stock-based compensation	5,853	5,853	5,267
Stock-based compensation vested upon IPO	4,767	-	-
Adjusted Net Income	$81,790	$87,850	$55,840

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net Income	$66,617	$77,444	$48,889
Financing interest expense on senior secured credit facility	6,974	7,602	7,551
Depreciation and amortization	8,195	8,195	6,482
Amortization of purchased intangibles and acquired capitalized software	53	53	53
Equipment write-off	1,468	1,468	-
Provision for Income Taxes	9,416	2,728	966
EBITDA	$92,723	$97,490	$63,941

Severance	303	303	365
Termination of office leases	2,729	2,729	-
Acquisition related retention bonus	-	-	1,266
Stock-based compensation	5,853	5,853	5,267
Stock-based compensation vested upon IPO	4,767	-	-
Adjusted EBITDA	$106,375	$106,375	$70,839

Selected Operating Margins
Net Income Margin[1]	44.2%	51.3%	45.1%
Adjusted Net Income Margin[2]	54.2%	58.2%	51.5%
EBITDA Margin[3]	61.5%	64.6%	59.0%
Adjusted EBITDA Margin[4]	70.5%	70.5%	65.4%

[1]	Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.
[2]	Calculated by dividing Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.
[3]	Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.
[4]	Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries
Non-GAAP Operating Data (Unaudited)
(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Pro forma Normalized Adjusted Net Income and Pro forma Normalized Adjusted Net Income per share.

	Three Months Ended March 31,
	2015 Pro Forma	2015 Actual	2014

	(in thousands, except share and per share data)
Reconciliation of Net Income to Pro forma Normalized Adjusted Net Income
Net income	$66,617	$77,444	$48,889
GAAP provision for income taxes	9,416	2,728	966
Income before income taxes	$76,033	$80,172	$49,855

Amortization of purchased intangibles and acquired capitalized software	53	53	53
Severance	303	303	365
Termination of office leases	2,729	2,729	-
Equipment write-off	1,468	1,468	-
Acquisition related retention bonus	-	-	1,266
Stock-based compensation	5,853	5,853	5,267
Stock-based compensation vested upon IPO	4,767	-	-
Pro forma Adjusted income before income taxes	$91,206	$90,578	$56,806
Normalized provision for income taxes[1]	32,378	32,155	20,166
Pro forma Normalized Adjusted Net Income	$58,828	$58,423	$36,640

Adjusted shares outstanding[2]	138,447,359	138,447,359	138,447,359

Pro forma Normalized Adjusted Net Income per share	$0.42	$0.42	$0.26

[1]	Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.
[2]
Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Virtu Financial, Inc. and Subsidiaries
Condensed Consolidated Statements of Financial Condition (Unaudited)

	March 31,	December 31,
	2015	2014

	(in thousands, except share data)
Assets
Cash and equivalents	$66,571	$75,864
Securities borrowed	691,084	484,934
Securities purchased under agreements to resell	272	31,463
Receivables from broker-dealers and clearing organizations	461,170	387,652
Trading assets, at fair value	2,077,107	1,544,308
Property, equipment and capitalized software, net	41,775	44,644
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	1,362	1,414
Other assets	44,774	38,903
Total assets	$4,099,494	$3,324,561

Liabilities, redeemable interest and members' equity
Liabilities
Securities loaned	$956,897	$497,862
Securities sold under agreements to repurchase	10,973	2,006
Payables to broker-dealers and clearing organizations	726,085	686,203
Trading liabilities, at fair value	1,292,269	1,037,634
Accounts payable and accrued expenses and other liabilities	117,383	93,331
Senior secured credit facility	496,100	500,827
Total liabilities	$3,599,707	$2,817,863

Class A-1 redeemable membership interest	294,433	294,433
Members' equity	205,354	212,265

Total liabilities, redeemable interest and members' equity	$4,099,494	$3,324,561

	Pro Forma
	As of March 31, 2015
Economic Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock	34,305,052	24.8%
Non-controlling Interests (Virtu Financial LLC)	104,142,307	75.2%
Total Virtu Financial LLC Interests	138,447,359	100.0%

Virtu Financial, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Income (Unaudited)

	Three Months Ended March 31, 2015
	Historical	Adjustments		Pro Forma

	(in thousands, except share and per share data)
Revenues:
Trading income, net	$213,930	$-		$213,930
Interest and dividends income	5,182	-		5,182
Technology services	2,416	-		2,416
Total revenues	221,528	-		221,528

Expenses:
Brokerage, exchange and clearance fees, net	61,138	-		61,138
Communication and data processing	17,943	-		17,943
Employee compensation and payroll taxes	26,900	4,767	(a)	31,667
Interest and dividends expense	9,566	-		9,566
Operations and administrative	5,762	-		5,762
Depreciation and amortization	8,195	-		8,195
Amortization of purchased intangibles and
acquired capitalized software	53	-		53
Termination of office leases	2,729	-		2,729
Equipment write-off	1,468	-		1,468
Financing interest expense on senior secured credit facility	7,602	(628)	(b)	6,974
Total operating expenses	141,356	4,139		145,495

Income before income taxes	80,172	(4,139)		76,033
Provision for income taxes	2,728	6,688	(c)	9,416

Net income	$77,444	$(10,827)		$66,617

Net income attributable to non-controlling interest	-	(55,141)	(d)	(55,141)

Net income attributable to Virtu Financial, Inc.	$-	$-		$11,476

Pro forma earnings per share to Class A stockholders:
Basic				$0.33
Diluted				$0.33

Pro forma weighted average number of shares used in computing earnings per share:
Basic				34,305,052
Diluted				34,305,052

Notes on Unaudited Pro Forma Condensed Consolidated Statement of Income

(a) Reflects approximately $3.1 million and $1.7 million of expected non-cash compensation expenses in respect of the time-based vesting of (i) pre-IPO Class B interests in Virtu Financial LLC vesting upon the consummation of this offering and (ii) stock options with respect to an aggregate of 9,228,000 shares of Class A common stock issued in connection with the offering under the 2015 Management Incentive Plan, respectively.

(b) Reflects a 0.5% per annum reduction in the interest rate applicable to the outstanding term loan balance under our senior secured credit facility upon the consummation of the offering.

(c) Represents the additional current income tax expense on our 24.8% interest in Virtu Financial LLC after giving effect to the adjustments for the reorganization transactions and the offering.

(d) Represents the portion of the stockholder’s equity owned by the current members of Virtu Financial LLC after the reorganization transactions and the offering. The ownership percentage represented by Virtu Financial Units not held by us will be 75.2%, and the net income attributable to Virtu Financial LLC Units not held by us will accordingly represent 82.8% of our net income. The higher percentage of net income attributable to Virtu Financial LLC Units not held by us over the ownership percentage of Virtu Financial LLC Units not held by us is due to the recognition of additional current income tax expense after giving effect to the adjustments for the reorganization transactions and the offering that is entirely attributable to our interest.

Conference Call Information

Douglas Cifu, Chief Executive Officer, and Joseph Molluso, Chief Financial Officer, will host a conference call to discuss the Company's financial results and outlook on Wednesday, May 6, 2015, at 8:00 a.m. Eastern Time. To access the conference call, please dial (855) 645-0552 (U.S.) or (720) 634-9067 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company's website at http://ir.virtu.com/events.cfm. The Webcast will also be archived on http://ir.virtu.com/events.cfm for 90 days following the announcement.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as "bid/ask spreads," across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 11,000 securities and other financial instruments on more than 225 unique exchanges, markets and liquidity pools in 34 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

CONTACT

Investor Relations
Andrew Smith
(212) 418-0195
investor_relations@virtu.com

Media Relations
Alan Sobba
(202) 256-3001
asobba@virtu.com